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                                                                   Exhibit: 10.1

[WACHOVIA LOGO]             May 9, 2005

                            General Physics Corporation
                            6095 Marshalee Drive
                            Suite 300

Elkridge, Maryland 21075
Attention: Sharon Esposito-Mayer

                        Re: Financing and Security Agreement dated as of August 13, 2003 (as amended, modified, substituted, extended, and renewed from time to time, collectively, the "Financing Agreement") by and between General Physics Corporation, Skillright, Inc., GSE Systems, Inc., GSE Power Systems, Inc., and MSHI, Inc. (the "Borrowers"), jointly and severally, and Wachovia Bank, National Association (the "Lender")

Ladies and Gentlemen:

      Reference is made to the Financing Agreement for the meaning of capitalized terms not otherwise defined herein. This letter shall be deemed one of the Financing Documents as defined in the Financing Agreement.

      The Borrowers have advised the Lender that GSE failed to comply with the financial covenant contained in Section 7.1.23(b) (Debt Service Coverage Ratio) as of March 31, 2005 (the "Event of Default"). The Borrowers acknowledge and agree that the Lender is entitled to exercise any and all of its rights and remedies provided in the Financing Agreement, any other Financing Documents or otherwise available by contract, at law or in equity.

      The Borrowers have requested that the Lender forebear from exercising its remedies in response to the Event of Default from the date this Agreement becomes effective until the earlier to occur of (a) delivery of the quarterly financial statements of GSE for the period ending June 30, 2005 or (b) August 15, 2005 (the "Forbearance Period").

      The Lender has agreed, subject to the terms hereof, to forbear from exercising its rights and remedies under the Financing Agreement and all other Financing Documents arising from the Event of Default for the Forbearance Period; provided, however, the Borrowers expressly agree that this forbearance shall automatically terminate and the Lender shall have no obligation to continue to forebear hereunder in the event that any other Event of Default or Default occurs under the Note, the Financing Agreement or any other Financing Document. The Lender further agrees that General Physics shall not be deemed to be in default as a result of the Event of Default during the Forbearance Period.

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      The Borrowers acknowledge and agree that the Lender's agreement to forbear from exercising available rights and remedies during the Forbearance Period and to waive the Event of Default as to General Physics during the Forbearance Period, subject to the terms of this letter agreement, is not intended to (a) operate as a release or waiver of the rights and remedies available to the Lender pursuant to the Financing Agreement or other Financing Documents (except as to General Physics), including without limitation, any right against any person or entity not a party to this letter agreement, nor as a waiver of the Event of Default (except as to General Physics) or any other Event of Default or Default now or hereafter existing under the terms of the Financing Agreement or the other Financing Documents or (b) indicate an agreement on the Lender's part to forbear from exercising its rights and remedies in the future. Every right or remedy contained in the Financing Documents or now or hereafter existing in law or in equity, or by statute or otherwise, shall be cumulative.

      In consideration of the foregoing, each of the Borrowers, by its signature below, hereby RELEASES AND DISCHARGES the Lender and its predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (collectively referred to as the "Affiliates"), and does hereby indemnify and hold harmless the Lender from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity (including without limitation, claims of fraud, duress, mistake, tortious interference or usury), whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether or not heretofore asserted, for or because of or as a result of any act, omission, communication, transaction, occurrence, representation, promise, damage, breach of contract, fraud, violation of any statute or law, commission of any tort, or any other matter whatsoever or thing done, omitted or suffered to be done by the Lender or the Affiliates, INSOFAR AS THE SAME ARISE OUT OF OR RELATE TO THE OBLIGATIONS, THE FINANCING AGREEMENT AND/OR THE OTHER FINANCING DOCUMENTS, which have occurred in whole or in part, or were initiated at any time up to and through the execution of this letter agreement.

      This letter agreement is not intended by the parties to be a novation of the Note or any of the Financing Documents. The parties hereto agree that except as expressly modified hereby, all terms and conditions of the Financing Agreement and the other Financing Documents are hereby reaffirmed and shall otherwise remain in full force and effect and that such terms and conditions shall be strictly adhered to.

      This letter agreement shall become effective only upon its execution and delivery by the Lender and the Borrowers and shall be deemed to be effective as of the date first written above.

      Except for the Lender and the Borrowers, no person or entity is intended to be a beneficiary of this letter agreement and no other person or entity shall be authorized to rely upon the contents of this letter agreement.

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      If you would like to accept this offer of forbearance, please execute this letter agreement in the place provided below and return the same to the undersigned. This letter agreement shall be governed by the laws of the State of Maryland and shall be binding upon the parties hereto and their successors and assigns.

      This letter agreement shall not constitute a waiver, amendment or modification of any provision of the Financing Agreement or any of the other Financing Documents except as expressly set forth herein.

      Should you have any questions concerning your obligations under this letter agreement or the other Financing Documents, please feel free to call the undersigned at any time at (410) 332-5243.

                                       Wachovia Bank, National Association

                                       By:__________________
                                       Lucy C. Campbell
                                       Vice President

ACCEPTED AND AGREED this ____ day of May, 2005.

GENERAL PHYSICS CORPORATION

By:______________________(SEAL)
   Name:
   Title:

SKILLRIGHT, INC.

By:______________________(SEAL)
   Name:
   Title:

GSE SYSTEMS, INC.

By:______________________(SEAL)
   Name:
   Title:

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GSE POWER SYSTEMS, INC.

By:______________________(SEAL)
   Name:
   Title:

MSHI, INC.

By:______________________(SEAL)
   Name:
   Title:

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